AMENDED AND RESTATED
BYLAWS
OF
THE J.G. WENTWORTH COMPANY
A Delaware Corporation
Effective January 25, 2018

AMENDED AND RESTATED
BYLAWS
OF
THE J.G. WENTWORTH COMPANY
(hereinafter called the “Corporation”)

ARTICLE 1
OFFICES
Section 1.01. Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, and State of Delaware.
Section 1.02. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.
ARTICLE 2
MEETINGS OF STOCKHOLDERS
Section 2.01. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.
Section 2.02. Annual Meetings. An annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At an annual meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). The Corporation shall not be required to hold an annual meeting of stockholders, provided that (i) the stockholders are permitted to act by written consent under the Corporation’s certificate of incorporation, as may be amended from time to time (the “Charter”), and these bylaws (these “Bylaws”), (ii) the stockholders take action by written consent to elect directors and (iii) such action by written consent complies with the requirements of the General Corporation Law of the State of Delaware (the “DGCL”).
Section 2.03. Special Meetings.
(a)Unless otherwise required by law or by the Charter, special meetings of stockholders may be called by the Board of Directors, the Chair of the Board of Directors or the Chief Executive Officer. A special meeting of stockholders may also be called by the Secretary of the Corporation at the written request or requests (each, a “Special Meeting Request”) of holders of record of at least a majority of the voting power of the outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”). At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).
(b)A Special Meeting Request to the Secretary shall be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting (each, a “Requesting Stockholder”), shall comply with this Section 2.03, and shall include (i) a statement of the specific purpose or purposes of the special meeting, (ii) documentary evidence that the Requesting

Stockholders own the Requisite Percentage as of the date of such written request to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall reasonably promptly provide any other information reasonably requested by the Corporation.
Section 2.04. Notice.
(a)Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.
(b)Notice of any meeting of stockholders shall be given:
(i)    if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or
(ii)    if electronically transmitted as provided in Section 6.02 of these Bylaws, when sent.
(c)An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 2.05. Adjournments. Any meeting of the stockholders may be adjourned by the Board of Directors, the Chair of the Board of Directors or the chair of the meeting from time to time (without any vote of the stockholders) to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 2.04 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.
Section 2.06. Quorum. Unless otherwise required by applicable law or the Charter, the holders of a majority in voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.05 hereof, until a quorum shall be present or represented.

Section 2.07. Voting.
(a)Unless otherwise required by law, the Charter or these Bylaws or permitted by the rules of any stock exchange on which the Corporation’s shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented at the meeting and entitled to vote on such question, voting as a single class. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights.
(b)Unless otherwise provided in the Charter or that certain Stockholders Agreement, dated as of January 25, 2018 (the “Stockholders Agreement”), by and among the Corporation and the other parties thereto:
(i)    Each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder.
(ii)    Such votes may be cast in person or by proxy as provided in Section 2.08.
(iii)    The vote on any question need not be by written ballot. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 2.08. Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period.
Section 2.09. Written Consent of Stockholders in Lieu of Meeting.
(a)Unless otherwise provided in the Charter or the Stockholders Agreement, any action required or permitted by the DGCL to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
(b)An electronic transmission (as provided in Section 6.02) consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission.
(c)In the event that the Board of Directors shall have instructed the officers of the Corporation to solicit the vote or written consent of the stockholders of the Corporation, an electronic transmission of a stockholder written consent given pursuant to such solicitation may be delivered to the Secretary of the Corporation or to a person designated by the Secretary or the President. The

Secretary of the Corporation or a designee of the Secretary shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted into the corporate records.
Section 2.10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 2.11. Record Date.
(a)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action,
(b)the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date:
(i)    in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, unless otherwise required by law, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting;
(ii)    in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors;
(iii)    in the case of determination of stockholders for any other action, shall not be more than sixty (60) days prior to such other action.
(c)If no record date is fixed by the Board of Directors:
(i)    the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;
(ii)    the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and

(iii)    the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(d)A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may in its discretion or as required by law fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix the same date or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.
Section 2.12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.10 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.
Section 2.13. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
Section 2.14. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chair of the Board of Directors or the Chief Executive Officer or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
ARTICLE 3
DIRECTORS
Section 3.01. Number and Election of Directors. Subject to any provisions in the Charter or the Stockholders Agreement, the number of directors constituting the Board of Directors shall initially be five (5) and, thereafter, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Directors shall be elected by a plurality of the votes cast at each annual meeting of stockholders. Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.
Section 3.02. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws required to be exercised or done by the stockholders.
Section 3.03. Vacancies. Unless otherwise required by law, the Charter or the Stockholders Agreement, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.
Section 3.04. Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, if there be one, the Chief Executive Officer or the Board of Directors. Special meetings of any committee of the Board of Directors may be called by the chair of such committee, if there be one, the Chief Executive Officer, or any director serving on such committee. Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram, or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 3.05. Organization. At each meeting of the Board of Directors or any committee thereof, the Chair of the Board of Directors or the chair of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chair. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.
Section 3.06. Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing to the Chair of the Board of Directors, if there be one, the Chief Executive Officer or the Secretary of the Corporation and, in the case of a committee, to the chair of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the terms of the

Charter or the Stockholders Agreement, any director or all of the members of the Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.
Section 3.07. Quorum. Except as otherwise required by the DGCL, the Charter or the Stockholders Agreement, at all meetings of the Board of Directors or any committee thereof, a majority of the total number of directors or a majority of the directors then serving on such committee, as the case may be, shall constitute a quorum for the transaction of business. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
Section 3.08. Actions of the Board by Written Consent. Unless otherwise provided in the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.
Section 3.09. Meetings by Means of Conference Telephone. Unless otherwise provided in the Charter or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.09 shall constitute presence in person at such meeting.
Section 3.10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article 3, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 3.11. Fees and Compensation. Unless otherwise restricted by the Charter or the Stockholders Agreement, the Board of Directors shall have the authority to fix the compensation of directors, including fees and reimbursement of expenses.
Section 3.12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority in voting power of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 3.13. Chair of the Board of Directors. The Board of Directors, in its discretion, also may choose a Chair of the Board of Directors (who must be a director). The Chair of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chair of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.
ARTICLE 4
OFFICERS
Section 4.01. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose one or more Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Charter or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, such officers be directors of the Corporation. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
Section 4.02. Appointment. The Board of Directors shall appoint the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed at any time by the Board of Directors with or without cause. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 4.03. Resignations. Any officer may resign at any time by giving notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). Any such notice must be in writing. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.04. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.
Section 4.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.
ARTICLE 5
STOCK
Section 5.01. Shares of Stock; Uncertificated Shares. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of capital stock of the Corporation shall be uncertificated and represented by book-entry entitlements as determined by the Board of Directors.
Section 5.02. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 5.03. Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.
Section 5.04. Transfers.
(a)Shares of the capital stock of the Corporation shall be transferable in the manner prescribed by, and subject to the transfer restrictions described by, applicable law, the Charter, the Stockholders Agreement and in these Bylaws.
(b)Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.
(c)No transfer of shares of capital stock of the Corporation shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.05. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 5.06. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
Section 5.07. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.
ARTICLE 6
NOTICES
Section 6.01. Notices. Whenever written notice is required by law, the Charter or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by (a) mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or (b) email or other electronic transmission, addressed to such director, member of a committee or stockholder, at such person’s email address or other instructions for delivery of electronic transmissions, in each case as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be sent or made. Written notice may also be given personally or by facsimile and shall be deemed to be given at the time of receipt.
Section 6.02. Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Charter or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Charter or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with the DGCL and shall be deemed to be given at the time of receipt; provided notice by form of electronic transmission shall not apply to notice required under Sections 164, 296, 311, 312 or 324 of the DGCL.
Section 6.03. Waivers of Notice. Whenever any notice is required by applicable law, the Charter or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, which may be by e-mail, by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Charter or these Bylaws.
ARTICLE 7
GENERAL PROVISIONS
Section 7.01. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Charter, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.08 hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 7.02. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 7.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
ARTICLE 8
INDEMNIFICATION
Section 8.01. General. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any Covered Person (as defined in the Charter) pursuant to the rights to indemnification provided in the Charter.
Section 8.02. Determination of Right to Indemnification.
(a)Any indemnification available to a Covered Person shall be made by the Corporation:
(i)    only as authorized in the specific case upon a determination that indemnification of such Covered Person is proper in the circumstances because such Covered Person has met the applicable standard of conduct and other requirements pursuant to the Charter and the DGCL and such indemnification is not prohibited by the DGCL or other applicable law; or

(ii)    if ordered by a court of competent jurisdiction.
(b)Such determination shall be made:
(i)    with respect to a Covered Person who is a director or officer at the time of such determination:
(A)    by the affirmative vote of a majority of the directors who are not parties to such action, suit or proceeding (or, if the number of directors who are not parties is even, of at least half of such directors), even though less than a quorum;
(B)    by a committee of such directors designated by a majority in voting power of such directors, even though less than a quorum;
(C)    if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or
(D)    by the stockholders.
(ii)    with respect to a Covered Person who is a former director or officer at the time of such determination, by any person or persons having the authority to act on the matter on behalf of the Corporation.
(c)To the extent, however, that a Covered Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
(d)For purposes of any determination whether a person has met the applicable standard of conduct for indemnification under the DGCL, the Charter and these Bylaws, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 8.02(d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct under the DGCL or the Charter, as the case may be.
Section 8.03. Indemnification by Court Order.
(a)Any Covered Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under the DGCL if (i) any claim for indemnification or advances is denied by the Corporation, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The basis of such indemnification by such court shall be a determination by such court that indemnification of such Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL or the Charter, as applicable. Notice of any application for indemnification pursuant to this Section 8.03 shall be given to the

Corporation promptly upon the filing of such application. If successful, in whole or in part, such Covered Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such claim in such court.
(b)Neither a contrary determination in the specific case under Section 8.02 nor the absence of any determination thereunder shall be a defense to such claim or create a presumption that such Covered Person seeking indemnification has not met any applicable standard of conduct. In connection with any such claim, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct or other requirements that make such indemnification permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed and to present any evidence thereof permitted under the DGCL and other applicable law. In any suit brought by a Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that such Covered Person is not entitled to be indemnified, or to such advancement of expenses, under Article TENTH of the Charter, this Article 8 or otherwise shall be on the Corporation.
Section 8.04. Expenses Payable in Advance. The Corporation shall advance to any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any such Covered Person in connection with such proceeding; provided, however, that, if the DGCL requires it, an advancement of expenses incurred by a Covered Person shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the Charter, these Bylaws or otherwise.
Section 8.05. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, the Charter and these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Charter, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of Covered Persons shall be made to the fullest extent permitted by law. The provisions of this Article 8 shall not be deemed to preclude the indemnification of any person who is not a Covered Person but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.
Section 8.06. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, the Charter and the Bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 8.07. Other Applicable Law. If any provision of the Charter or the Bylaws relating to indemnification or advancement of expenses of a Covered Person or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Covered Person to the fullest extent not prohibited by any applicable portions of the Charter or these Bylaws that shall not have been invalidated, or by any other applicable law. If the Charter, these Bylaws or any portion thereof shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each Covered Person to the fullest extent permitted under applicable law.
Section 8.08. Other Indemnitors.
(a)The Corporation hereby acknowledges that certain Covered Persons from time to time may have certain rights to indemnification, advancement of expenses and/or insurance provided by such Covered Person’s employer or certain of such employer’s affiliates (collectively, the “Other Indemnitors”). The Corporation hereby agrees that:
(i)    it is the indemnitor of first resort (i.e., its obligations under the Charter and the Bylaws to such Covered Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Covered Persons are secondary);
(ii)    it shall be required to advance the full amount of expenses incurred by such Covered Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Charter or these Bylaws (or any other agreement between the Corporation and such persons), without regard to any rights such persons may have against the Other Indemnitors; and
(iii)    it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.
(b)The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of such Covered Persons with respect to any claim for which such Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such persons against the Corporation. The Corporation and each such Covered Person agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 8.08.
Section 8.09. Certain Definitions. For purposes of the provisions of Article TENTH of the Charter and this Article 8:
(a)The term “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under such provisions with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(b)The term “another enterprise” shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.
(c)The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(d)The term “expenses” shall be broadly construed and shall include, without limitation, court costs, reasonable and documented attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(e)The term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan.
(f)References to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.
ARTICLE 9
AMENDMENTS
Section 9.01. Amendments. These Bylaws or any of them, may be altered, amended or repealed, in whole or in part, or new Bylaws may be made, (i) by the stockholders entitled to vote thereon at any annual or special meeting thereof or by action by written consent, or (ii) by the Board of Directors. Unless a higher percentage is required by the Charter as to any matter that is the subject of these Bylaws and subject to any provisions in the Stockholders Agreement, all such amendments must be approved by the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of capital stock of the Corporation, generally entitled to vote in the election of directors, voting together as a single class, or by a majority of the Board of Directors.